CENTURY ANALYSIS INCORPORATED

FINANCIAL STATEMENTS FOR THE YEARS
ENDED DECEMBER 31, 1997 AND 1996
AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT


To the Shareholders of
  Century Analysis Incorporated:

We have audited the accompanying balance sheets of Century Analysis Incorporated as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Century Analysis Incorporated at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, effective January 1, 1996 the Company changed its method of accounting for depreciation of property and equipment.



/s/ Deloitte & Touche LLP

San Francisco, California
September 30, 1998

CENTURY ANALYSIS INCORPORATED

BALANCE SHEETS
DECEMBER 31, 1997 AND 1996 (DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                           1997           1996
ASSETS

CURRENT ASSETS:
  Cash                                                                 $      169      $      405
  Accounts receivable, less allowance for doubtful
    accounts of $456 in 1997 and $109 in 1996                               6,748           5,382
  Prepaid expenses and other current assets                                   313             315
                                                                       ----------      ----------

           Total current assets                                             7,230           6,102

PROPERTY AND EQUIPMENT, NET                                                 2,586           1,500

OTHER ASSETS                                                                  154              64
                                                                       ----------      ----------

TOTAL ASSETS                                                           $    9,970      $    7,666
                                                                       ==========      ==========


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                                     $    1,203      $      285
  Accrued payroll                                                             774             685
  Accrued liabilities                                                       1,008             601
  Bank line of credit                                                       2,850           1,575
  Notes payable to shareholders and others                                    233             181
  Deferred revenue                                                          3,922           3,903
                                                                       ----------      ----------

           Total current liabilities                                        9,990           7,230

LONG TERM LIABILITIES:
  Notes payable to shareholders and others                                    381             102
  Deferred revenue                                                            390             181
                                                                       ----------      ----------

           Total liabilities                                               10,761           7,513

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock, par value $0.0001 per share:  authorized,
    15,000,000 shares; issued and outstanding, 10,000,000 shares                1               1
  Retained earnings (accumulated deficit)                                    (792)            152
                                                                       ----------      ----------

           Total shareholders' equity (deficit)                              (791)            153
                                                                       ----------      ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                   $    9,970      $    7,666
                                                                       ==========      ==========


See accompanying notes to financial statements.

CENTURY ANALYSIS INCORPORATED

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1997 AND 1996 (DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                      1997            1996
REVENUES:
  License fees                                                    $    8,721      $    6,967
  Maintenance                                                          4,195           3,265
  Consulting services                                                  4,652           4,619
  Other                                                                   37              33
                                                                  ----------      ----------

           Total revenues                                             17,605          14,884

OPERATING EXPENSES:
  Costs of licenses, consulting services, and maintenance              6,211           4,456
  Research and development                                             2,363           2,466
  Sales and marketing                                                  4,418           3,839
  General and administrative                                           4,874           3,617
  Depreciation                                                           427             272
                                                                  ----------      ----------

           Total operating expenses                                   18,293          14,650

INCOME (LOSS) FROM OPERATIONS                                           (688)            234

INTEREST EXPENSE                                                         255             116
                                                                  ----------      ----------

INCOME (LOSS) BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT                                                     (943)            118

INCOME TAX EXPENSE                                                         1               1
                                                                  ----------      ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT                                  (944)            117

CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                                   146
                                                                  ----------      ----------

NET INCOME (LOSS)                                                 $     (944)     $      263
                                                                  ==========      ==========


See accompanying notes to financial statements.

CENTURY ANALYSIS INCORPORATED

STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 1997 AND 1996 (DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                                      RETAINED            TOTAL
                                                          COMMON STOCK                EARNINGS         SHAREHOLDERS'
                                                   --------------------------       (ACCUMULATED          EQUITY
                                                       SHARES        AMOUNT           DEFICIT)           (DEFICIT)
BALANCES AT
  JANUARY 1, 1996                                    10,000,000       $  1            $   443             $   444

NET INCOME                                                                                263                 263

DISTRIBUTIONS TO
  SHAREHOLDERS                                                                           (554)               (554)
                                                   ------------       ----            -------             -------
BALANCES AT
    DECEMBER 31, 1996                                10,000,000          1                152                 153

NET LOSS                                                                                 (944)               (944)
                                                   ------------       ----            -------             -------
BALANCES AT
    DECEMBER 31, 1997                                10,000,000       $  1            $  (792)            $  (791)
                                                   ============       ====            =======             =======


See accompanying notes to financial statements.

CENTURY ANALYSIS INCORPORATED

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997 AND 1996 (DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                               1997          1996
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                          $  (944)     $   263
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Cumulative effect of accounting change                                   (146)
    Depreciation                                                 427          272
    Changes in assets and liabilities:
      Accounts receivable                                     (1,364)      (1,470)
      Other assets                                               (89)        (294)
      Accounts payable                                           918          (75)
      Accrued payroll                                             88          115
      Accrued liabilities                                        406          245
      Deferred revenue                                           230        1,847
                                                             -------      -------

Net cash provided by (used in) operating activities             (328)         757
                                                             -------      -------

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchases of property and equipment                         (1,513)        (773)
                                                             -------      -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on bank line of credit, net                       1,275          950
  Proceeds from notes payable to shareholders and others         330            6
  Distributions to shareholders                                              (554)
                                                             -------      -------

           Net cash provided by financing activities           1,605          402
                                                             -------      -------

NET INCREASE (DECREASE) IN CASH                                 (236)         386

CASH AT BEGINNING OF YEAR                                        405           19
                                                             -------      -------

CASH AT END OF YEAR                                          $   169      $   405
                                                             =======      =======


SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
  Interest paid                                              $   249      $   101
  Income taxes paid
                                                                  --            5


See accompanying notes to financial statements

CENTURY ANALYSIS INCORPORATED

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996 (DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------


1.    SIGNIFICANT ACCOUNTING POLICIES

      GENERAL - Century Analysis Incorporated (the "Company"), a California S Corporation, designs, develops, markets and supports software tool products that provide productivity, connectivity and information management to larger enterprises, and also provides implementation, consulting and development services to its customers. The Company's principal markets for its products and related services cross all industries with a focus on the health care, telecommunications and manufacturing industries.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Significant estimates used in the financial statements include the estimates of doubtful accounts and sales tax liabilities. The amounts the Company will ultimately incur or recover could differ materially from the Company's current estimates. The underlying assumptions and facts supporting these estimates could change in 1998 or thereafter.

      REVENUE RECOGNITION - The Company's revenues are derived from three principal sources: (i) fees for the perpetual license of the Company's proprietary software products, (ii) revenue from consulting services, and
      (iii) revenue from maintenance agreements for maintaining, supporting and providing periodic upgrades of the Company's software products. The Company's revenue recognition policies follow Statement of Position ("SOP") 91-1 Software Revenue Recognition. The Company recognizes license fee revenue upon delivery of the software product to the customer. The portion of revenues from new license agreements which relate to the Company's obligation to provide customer support is deferred and recognized ratably over the contract support period, which is generally one year. Software maintenance contracts are generally renewable on an annual basis, although the Company also negotiates longer-term maintenance contracts from time to time. Revenues from separately priced maintenance agreements are recognized ratably over the term of the agreements. Consulting service revenues are recognized as the services are performed. Revenues from contracts that contain both licenses and consulting services components are recognized on the percentage of completion method based upon total hours incurred to date as a percentage of estimated total hours to be incurred.

      CONCENTRATION OF CREDIT RISK - The Company sells principally on a direct customer basis and also through a network of distributors. The Company performs ongoing credit evaluations of its customers and distributors financial condition and maintains reserves for potential credit losses.

      PROPERTY AND EQUIPMENT is stated at cost. Depreciation on computer equipment and furniture and equipment is computed on the straight line method based on useful lives of 5 to 7 years. Depreciation on leasehold improvements is calculated on the straight-line method over the shorter of the estimated useful lives of the assets or the lease term.

      DEFERRED REVENUE results from cash collections and billed receivables for which revenue has not been recognized on software license and maintenance agreements.

      RESEARCH AND DEVELOPMENT EXPENSES - Software development costs incurred prior to achieving technological feasibility are considered research and development expenses and are expensed as incurred. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software costs requires considerable judgment by management with respect to certain factors affecting the Company's products, including anticipated future gross revenues, estimated economic useful life and changes in hardware and software technologies. Generally, the establishment of technological feasibility of the Company's products and general release coincide. As a result, the Company has not capitalized any software development costs to date.

      INCOME TAXES - The Company has elected S Corporation status for income tax purposes. The Company is not subject to federal income taxes, as these are the responsibility of the individual shareholders. However, California requires the annual payment of a minimum tax of $1 or 1.5% of corporate taxable earnings.

      STOCK-BASED COMPENSATION - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, Accounting for Stock Issued to Employees.

      STOCK SPLIT - In November 1996, the Company amended its articles of incorporation to increase the number of authorized common shares to 15,000,000 and effected a ten thousand-for-one stock split of its outstanding shares of common stock. All share amounts in the accompanying financial statements have been restated to give effect to such stock split.

      IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF - The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. The statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Adoption of this statement did not have an impact on the Company's financial position, results of operations or liquidity.

      RECENTLY ISSUED ACCOUNTING STANDARDS - In September 1997, the Financial Accounting Standards Board issued Statements of Financial Standards ("SFAS") No. 130, Reporting of Comprehensive Income, which requires that an enterprise report, by major components and as a single total, the change in net assets during the period from nonowner sources. Adoption of this statement will not impact the Company's financial position, results of operations or cash flows and any effect will be limited to the form and content of its disclosures. This statement is effective for fiscal years beginning after December 15, 1997.

      In October 1997, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued SOP 97-2 Software Revenue Recognition. This statement provides guidance on applying generally accepted accounting principles in recognizing revenues on software transactions. SOP 97-2 supersedes SOP 91-1, under which the Company's revenues are recognized. This Statement is effective for transactions entered into in fiscal years beginning after December 15, 1997. The

      Company is currently evaluating SOP 97-2 to determine what effect, if any, SOP 97-2 may have on its revenue recognition policies.

      RECLASSIFICATION - Certain 1996 amounts have been reclassified to conform with 1997 presentations.

2.    ACCOUNTING CHANGE

      Effective January 1, 1996, the Company changed its method of accounting for depreciation of property and equipment from an accelerated method to the straight line method. The Company believes that this change in accounting method is preferable because it conforms to the predominant industry practice. The cumulative effect at January 1, 1996 of adopting this accounting change was an increase in the Company's net income of $146. The effect of this accounting change in 1996, in addition to the cumulative effect noted above, was an increase in the Company's net income of $83.

3.    PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 1997 and 1996 consists of the following:

                                                          1997           1996
         Computer equipment                            $   2,452     $   1,650
         Furniture and equipment                             667           562
         Leasehold improvements and other                  1,015           416
                                                       ---------     ---------

                  Total                                    4,134         2,628

         Less accumulated depreciation                    (1,548)       (1,128)
                                                       ---------     ---------

         Property and equipment, net                   $   2,586     $   1,500
                                                       =========     =========

4.    BANK LINE OF CREDIT

      At December 31, 1997, the Company had a $3,000 working capital bank line of credit, which was due to expire March 2, 1998. Borrowings bore interest at a variable rate of 0.9% above the bank's reference rate (9.4% at December 31, 1997). The credit agreement provided that the line of credit be collateralized by the personal assets of the two primary shareholders and officers of the Company and the Company's trade receivables, and contained restrictions related to various matters, including the Company's ability to effect mergers or acquisitions without the lender's approval. The agreement also required the Company to maintain a minimum level of tangible net worth, limit capital expenditures and maintain certain defined ratios of cash flow liquidity and leverage and submit audited financial statements to the bank within 120 days of year-end. As of December 31, 1997 and 1996, $2,850 and $1,575, respectively, were outstanding under the bank line of credit.

      In 1998, the Company extended the maturity date of the bank line of credit until September 2, 1998. As of December 31, 1997 and thereafter, the Company was not in compliance with certain financial covenants and the requirement to submit audited financial statements to the bank. On September 30, 1998, the bank was repaid the then outstanding borrowings of $2,980 in connection with the sale of the Company (see Note 9).

5.    NOTES PAYABLE TO SHAREHOLDERS AND OTHERS

      Long-term debt consisted of the following at December 31, 1997 and 1996:

                                                                                          1997         1996
         Note payable to shareholders (1% above prime; 9.5% at December 31,
           1997) principal due annually through 1998                                    $     48     $     48
         Notes payable to bank (variable interest rate, 9.9% at December 31,
           1997) principal and interest due through 2002                                     547          207
         Note payable (7.3% at December 31, 1997), principal due
           monthly through 1999                                                               19           28
                                                                                        --------     --------

         Total                                                                               614          283

         Less current portion                                                               (233)        (181)
                                                                                        --------     --------

         Long-term portion                                                              $    381     $    102
                                                                                        ========     ========

      Principal repayments on long-term debt are scheduled as follows at December 31, 1997:

         1998                             $  233
         1999                                182
         2000                                105
         2001                                 49
         2002                                 45

         Total                            $  614
                                          ======

6.    LEASE COMMITMENTS WITH RELATED PARTIES AND OTHERS

      The Company leases, under operating leases, office space and computer equipment with varying expiration dates through 2017. The leases generally provide for minimum annual rentals and payment of taxes, insurance and maintenance costs. Rental expense for operating leases was $568 for 1997 and $443 for 1996.

      The Company has a lease agreement which expires in 2017 with the Company's two primary shareholders for the rental of corporate offices. The building is owned by the two shareholders. Annual rent under this agreement was $210 in 1997 and 1996.

      In 1997, the Company entered into another lease agreement which expires in 2016 with the Company's two primary shareholders for the rental of the new corporate headquarters which is owned by the two shareholders. Annual rent under this agreement is $361 (with CPI escalations) and rental expense was $150 in 1997.

      Future minimum lease payments under noncancelable operating leases at December 31, 1997 are as follows:

         1998                           $     812
         1999                                 768
         2000                                 740
         2001                                 736
         2002                                 664
         Thereafter                         8,640
                                        ---------

         Total                          $  12,360
                                        =========

7.    EMPLOYEE BENEFIT PLANS

      The Company has a 401(k) tax-deferred savings plan covering all of its employees. The Company also has a discretionary noncontributory profit-sharing plan covering all employees. Company matching contributions are optional under the plan. The Company's contribution expense was $285 in 1997 and 1996.

8.    STOCK OPTION PLAN

      Under the 1996 Equity Incentive Plan (the "Option Plan") the Company may grant options to purchase up to 1,000,000 shares of common stock to employees, directors and consultants at prices not less than the fair market value at date of grant for incentive stock options. These options generally expire 10 years from the date of grant and vest ratably over a four-year period. At December 31, 1997, the Company had reserved 570,000 shares of common stock for future options grants.

      Option activity in 1997 under the plan was as follows:

                                                                                      WEIGHTED
                                                                     NUMBER OF         AVERAGE
                                                                       SHARES         EXERCISE
                                                                                       PRICE
         Granted (weighted average fair value of $0.26)                 430,000       $   1.25
         Exercised                                                           --             --
         Canceled                                                            --             --
                                                                     ----------       --------

         Outstanding, December 31, 1997                                 430,000       $   1.25

      Additional information regarding options outstanding as of December 31, 1997 is as follows:

                                        OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                       ---------------------------------------------------    ---------------------------
                                              WEIGHTED           WEIGHTED                        WEIGHTED
                          NUMBER              AVERAGE            AVERAGE         NUMBER           AVERAGE
   RANGE OF             OUTSTANDING          REMAINING           EXERCISE      EXERCISABLE       EXERCISE
EXERCISE PRICES        AS OF 12/31/97     CONTRACTUAL LIFE        PRICE       AS OF 12/31/97      PRICE
$0.75  -  $2.78               430,000              9.27         $  1.25              --              --

      ADDITIONAL STOCK PLAN INFORMATION - As discussed in Note 1, the Company continues to account for its stock-based awards using the intrinsic value method in accordance with Accounting Principles Board No. 25, Accounting for Stock Issued to Employees and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements.

      Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, ("SFAS 123") requires the disclosure of pro forma net income had the Company adopted the fair value method as of the beginning of fiscal 1997. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions: expected life, 5.5 years; zero volatility; risk free interest rate, 6.5% in 1997; and no dividends during the expected term. The Company's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the 1997 awards had been amortized to expense over the vesting period of the awards, pro forma net loss would have been $968 in 1997.

9.    SALE OF THE COMPANY

      On September 30, 1998, 100% of the Company's common stock was sold to New Era of Networks, Inc. ("NEON") for approximately $41 million. The sale price consisted of approximately $23 million in cash, and 440,031 shares of NEON common stock valued at $18 million. NEON also paid $2.98 million to the bank (see Note 4) in connection with the closing. An additional 195,569 shares of NEON common stock are issuable upon meeting certain performance criteria.

                                     ******

                         CENTURY ANALYSIS INCORPORATED

                                 BALANCE SHEET
                                  (UNAUDITED)

                                     ASSETS
                              amounts in thousands

                                                                 AUGUST 31,
                                                                    1998
                                                                 ----------
Current assets:
  Cash .....................................................      $     96
  Accounts receivable, net of allowance for uncollectible
     accounts of $500,000 ..................................         3,408
  Unbilled revenue..........................................           540
  Prepaid expenses and other................................           124
                                                                  --------
          Total current assets..............................         4,168
                                                                  --------
Property and equipment:
  Computer equipment and software...........................         2,604
  Furniture, fixtures and equipment.........................           724
  Leasehold improvements....................................         1,021
                                                                  --------
                                                                     4,349
  Less -- accumulated depreciation..........................        (1,864)
                                                                  --------
  Property and equipment, net...............................         2,485

Other assets, net...........................................           152
                                                                  --------
          Total assets......................................      $  6,805
                                                                  ========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................      $  2,006
  Accrued liabilities.......................................         1,392
  Notes payable -- banks....................................         3,206
  Current portion of deferred revenue.......................         3,644
                                                                  --------
          Total current liabilities.........................        10,248
Notes payable -- banks......................................           540
Deferred revenue............................................         1,663
                                                                  --------
          Total liabilities.................................        12,451
Stockholders' equity:
  Common stock, $.0001 par value, 15,000,000 shares
     authorized; 10,000,000 shares issued and
     outstanding............................................             1
  Accumulated deficit.......................................        (5,647)
                                                                  --------
          Total stockholders' equity........................        (5,646)
                                                                  --------
          Total liabilities and stockholders' equity........      $  6,805
                                                                  ========

                  See notes to unaudited financial statements.

                         CENTURY ANALYSIS INCORPORATED

                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                              amounts in thousands

                                                EIGHT MONTHS ENDED
                                                 AUGUST 31, 1998
                                                ------------------
Revenues:
  Software licenses....................              $ 1,006
  Services and maintenance.............                6,277
                                                     -------
          Total revenues...............                7,283
Cost of revenues:
  Cost of software licenses............                  348
  Cost of services and maintenance.....                4,039
                                                     -------
          Total cost of revenues.......                4,387
                                                     -------
Gross profit...........................                2,896
Operating expenses:
  Sales and marketing..................                3,494
  Research and development.............                2,108
  General and administrative...........                1,873
                                                     -------
          Total operating expenses.....                7,475
                                                     -------
Loss from operations...................               (4,579)
Other expense, net.....................                 (276)
                                                     -------
Loss before provision for income
  taxes................................               (4,855)
Provision for income taxes.............                  --
                                                     -------
Net loss...............................              $(4,855)
                                                     =======

                  See notes to unaudited financial statements.

                         CENTURY ANALYSIS INCORPORATED

                            STATEMENT OF CASH FLOWS
                   For the Eight Months Ended August 31, 1998


Cash flows from operating activities:
  Net loss................................................ (4,855)
  Adjustments to reconcile net loss to net cash used in
    operating activities --
    Depreciation and amortization.........................    316
    Changes in assets and liabilities --
      Accounts receivable, net............................  3,340
      Unbilled revenue....................................   (540)
      Other assets, net...................................    191
      Accounts payable....................................    803
      Accrued liabilities.................................   (390)
      Deferred revenue, current and long-term.............    995
                                                            -----
          Net cash used in operating activities              (140)

Cash flows from investing activities:
  Purchase of property and equipment......................   (215)
                                                            -----
        Net cash used in investing activities.............   (215)

Cash flows from financing activities:
  Proceeds from notes payable to banks....................    896
  Notes payable to shareholders and other.................   (614)
                                                            -----
        Net cash provided by financing activities.........    282
Net decrease in cash......................................    (73)
Cash, beginning of period.................................    169
                                                            -----
Cash, end of period.......................................     96
                                                            =====
Supplemental disclosure of cash flow information:
  Cash paid for interest..................................  $ 294
                                                            =====


                See accompanying notes to financial statements.

                         CENTURY ANALYSIS INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS
                                AUGUST 31, 1998
                                  (UNAUDITED)

1. BASIS OF PRESENTATION.

     The accompanying interim financial statements have been prepared by Century Analysis Incorporated, without audit. In the opinion of management, all adjustments are of a normal and recurring nature and are necessary for a fair presentation of the financial position and results of operations for the periods presented. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. RECENTLY ISSUED ACCOUNTING STANDARD

     In October 1997, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued SOP 97-2 Software Revenue Recognition. This statement provides guidance on applying generally accepted accounting principles in recognizing revenues on software transactions. SOP 97-2 supersedes SOP 91-1, under which the Company's revenues are recognized. This Statement is effective for transactions entered into in fiscal years beginning after December 15, 1997. The Company is currently evaluating SOP 97-2 to determine what effect, if any, SOP 97-2 may have on its revenue recognition policies.